UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

ART’S-WAY MANUFACTURING CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)

5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on April 25, 2013. At the meeting:

1. Stockholders elected seven nominees to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified;

2. Stockholders ratified the selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2013;

3. Stockholders approved, on a non-binding and advisory basis, the compensation of the named executive officer; and

4. Stockholders recommended, on a non-binding and advisory basis, a one-year frequency for the vote on named executive officer compensation.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee:	For:	Withheld:	Broker Non-Votes:
J. Ward McConnell, Jr.	2,401,457	49,703	1,053,227
Marc H. McConnell	2,405,998	45,162	1,053,227
Thomas E. Buffamante	2,442,997	8,163	1,053,227
David R. Castle	2,442,997	8,163	1,053,227
Joseph R. Dancy	2,442,197	8,963	1,053,227
James Lynch	2,441,397	9,763	1,053,227
Douglas McClellan	2,442,997	8,163	1,053,227

2. Ratification of Selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2013:

For:	Against:	Abstain:	Broker Non-Votes:
3,153,304	342,972	8,111	0

3. Approval, on a non-binding and advisory basis, of named executive officer compensation:

For:	Against:	Abstain:	Broker Non-Votes:
2,381,084	30,424	39,651	1,053,228

4. Recommendation, on a non-binding and advisory basis, of the frequency of the vote on named executive officer compensation:

One year:	Two years:	Three years:	Abstain:	Broker Non-Votes:
2,391,317	17,506	34,181	8,155	1,053,228

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART’S-WAY MANUFACTURING CO., INC.

Dated: April 29, 2013	By:	/s/ Carrie L. Majeski
Carrie L. Majeski President, Chief Executive Officer, and interim Chief Financial Officer